Exhibit 10.1

COHEN & COMPANY, LLC

AMENDMENT NO. 5 TO

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

THIS AMENDMENT NO. 5 TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of Cohen & Company, LLC (“Amendment No. 5”), dated as of December 20, 2021 (the “Effective Date”), is entered into by and among the Members listed on the signature pages hereof with respect to Cohen & Company, LLC, a Delaware limited liability company.

Background

On December 16, 2009, the Members of Cohen & Company, LLC (formerly, IFMI, LLC, the “Company”) entered into the Amended and Restated Limited Liability Company Agreement of Cohen & Company, LLC. On June 20, 2011, the Members entered into Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of Cohen & Company, LLC (“Amendment No. 1”). On May 9, 2013, the Members entered into Amendment No. 2 to Amended and Restated Limited Liability Company Agreement of Cohen & Company, LLC (“Amendment No. 2”). On October 30, 2019, the Members entered into Amendment No. 3 to Amended and Restated Limited Liability Company Agreement of Cohen & Company, LLC (“Amendment No. 3”). On September 25, 2020, the Members entered into Amendment No. 4 to Amended and Restated Limited Liability Company Agreement of Cohen & Company, LLC (collectively with the Amended and Restated Agreement, Amendment No. 1, Amendment No. 2 and Amendment No. 3, the “Agreement”).

The Company is treated as a partnership for federal and state income tax purposes, and thus it is a pass-through entity under which the Company’s items of income, gain and loss are passed through to its Members, who each report its share of such income, gain and loss on its own federal and state income tax return.

In order to mitigate the effect of the limitation on the deduction for state and local taxes for federal income tax purposes, and consistent with IRS Notice 2020-75, the State of New York has enacted income tax legislation which (i) permits a pass-through entity to elect to pay state income tax (the “Pass-Through Entity Tax or PTET”) with respect to that portion of the entity’s taxable income and gain allocable to its members or shareholders subject to income tax in the State of New York (the “PTET Election”), and (ii) if such PTET Election is made, the owners of the pass-through entity may be entitled to a state income tax credit equal to the PTET paid.

The Members of the Company, desire to enable the Company to make the PTET Election in the State of New York, pay the PTET and generate a state income tax credit. Further, to the extent that other states in which the Company and/or the Members are taxable has enacted legislation similar to the PTET, the Members of the Company desire to enable the Company to make elections similar to the PTET election in such states for the benefit of its Members.

Pursuant to Section 13.10 of the Agreement, the Members desire to amend certain provisions of the Agreement to properly implement the PTET Election, allocate the expense for the payment of the PTET, and allocate the resulting tax credit among the Members.

NOW, THEREFORE, intending to be bound hereby, the Members agree as follows:

1.         Defined Terms. Terms that are used but not defined herein shall have the meaning ascribed to such terms in the Agreement.

2.        Election. Each Member, by signing below, hereby agrees that with respect to the Company’s fiscal year ending on December 31, 2021, and any fiscal year thereafter, the Board of Managers of the Company may, in consultation with the Company’s accountants and tax advisors, cause the Company to make the PTET Election in the State of New York and pay the appropriate PTET to the State of New York attributable to the Company’s taxable income and gain for such year.

3.         Amendment. Article V of the Agreement is hereby amended to add a new Section 5.14 thereto, to read as follows:

“Section 5.14. Special Rules With Respect to Pass-Through Entity Tax Election. Notwithstanding the provisions of this Article V, the provisions of this Section 5.14 shall govern the treatment of an election by the Company for any Fiscal Year (if so made) to pay the pass-through entity tax (“PTET”) under New York Tax Law Article 24-A:

(a)       The Company shall compute and pay the PTET on that portion of the Company taxable income and gain allocable to its Members who are taxable under New York Tax Law Article 22 (the “PTET Members”).

(b)       Each PTET Member will be entitled to a New York State income tax credit equal to that portion of the PTET attributable to such PTET Member’s share of the Company’s taxable income and gain that was used to compute the PTET (the “PTET Share).

(c)       The deduction for the PTET paid by the Company shall be allocated to each PTET Member in proportion to such PTET Member’s share of the Company’s income and gain that was used to compute the PTET.

(d)       Each Member’s PTET Share for any Fiscal Year shall be treated as a distribution to such Member and shall reduce, on a dollar-for-dollar basis, (i) the distributions which such Member is entitled to receive for the applicable Fiscal Year under Section 5.1, and/or (ii) any Code Section 707(c) payments from the Company to which the Member is entitled for such Fiscal Year, in order to offset such Member’s PTET Share in full. In the event that the distributions and Code Section 707(c) payments to a Member in any Fiscal Year are not sufficient to fully offset a Member’s PTET Share, such Member shall promptly make a Capital Contribution to the Company sufficient to cover any shortfall.

(e)      The Board of Managers, in consultation with the Company’s accountants, may use any methodology appropriate to implement the allocation of the tax credit and deduction for the PTET among the Members, and the distribution offsets for the Members, as described in subsections (b) through (d) above, so that the Members appropriately benefit from the PTET Election without any shift in the economic interests of the Members as described in this Agreement.

(f)       To the extent that any state in which the Company and/or the Members are subject to income tax, in addition to the State of New York, has enacted legislation similar to the PTET (“Other PTET Law”), (i) the Board of Managers of the Company may, in consultation with the Company’s accountants and tax advisors, cause the Company to make such elections and filings, and pay such taxes, as needed to obtain the tax benefits available under such Other PTET Law, (ii) the Members shall make any elections and execute any documents as may reasonably be required in connection with obtaining the tax benefits under such Other PTET Law, and (iii) the Board of Managers shall allocate items of income, gain, loss, deduction and credit in connection with any election under Other PTET Law, and may require Capital Contributions from any of the Members, consistent with the intent of this Section 5.14 so that no Member is subject to a material economic detriment by reason of the election under Other PTET Law.

(g)       It is intended that this Section 5.14 shall be applied so that any PTET Election and payment of a PTET by the Company, or any election under Other PTET Law, does not cause a shift in the economic interests of the Members in the Company as described in this Agreement.”

4.        Integration. The Agreement, as amended by this Amendment No. 5 sets forth all (and is intended by all parties hereto to be an integration of all) of the promises, agreements, conditions, understandings, warranties and representations among the parties hereto with respect to the Company, the Company business and the property of the Company, and there are no promises, agreements, conditions, understanding, warranties, or representations, oral or written, express or implied, among them other than as set forth herein or in the agreements noted above.

5.        No Other Amendments. Except as expressly amended, modified and supplemented hereby, the provisions of the Agreement are and shall remain in full force and effect.

6.       Governing Law. It is the intention of the parties that all questions with respect to the construction of this Amendment No. 5 and the rights and liabilities of the parties hereto shall be determined in accordance with the laws of the State of Delaware.

7.       Binding Effect. This Amendment No. 5 shall be binding upon, and inure to the benefit of, the parties hereto and their respective personal and legal representatives, successors and assigns.

8.       Counterparts. This Amendment No. 5 may be executed in any number of counterparts and it shall not be necessary that each party to this Amendment No. 5 execute each counterpart. Each counterpart so executed (or, if all parties do not sign on the same counterpart, each group of counterparts signed by all parties) shall be deemed to be an original, but all such counterparts together shall constitute one and the same instrument. In making proof of this Amendment No. 5, it shall not be necessary to account for more than one counterpart or group of counterparts signed by all parties.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned parties have caused this Amendment No. 5 to be executed as of the date and year first set forth above.

/s/ Daniel G. Cohen
Daniel G. Cohen

/s/ Linda Koster
Linda Koster

COHEN BROS. FINANCIAL, LLC

/s/ Daniel G. Cohen
Name:	Daniel G. Cohen
Title:	Managing Member

COHEN & COMPANY INC.

By:	/s/ Joseph W. Pooler, Jr.
Name:	Joseph W. Pooler, Jr.
Title:	Executive Vice President and Chief Financial Officer

THE DGC FAMILY FINTECH TRUST

By:	/s/ Raphael Licht
Name:	Raphael Licht
Title:	Trustee

By:	/s/ Jeffrey D. Blomstrom
Name:	Jeffrey D. Blomstrom
Title:	Trustee